Exhibit 99.1
SECOND AMENDMENT
TO
AMENDED AND RESTATED
STOCKHOLDER PROTECTION RIGHTS AGREEMENT
     This SECOND AMENDMENT to the AMENDED AND RESTATED STOCKHOLDER PROTECTION RIGHTS AGREEMENT (this “Amendment”) is made and entered into as of October 28, 2007, by and between Covad Communications Group, Inc., a Delaware corporation (the “Company”), and Mellon Investor Services LLC, a New Jersey limited liability company (“Agent”).
RECITALS
     WHEREAS, the Company and Agent are parties to that certain Amended and Restated Stockholder Protection Rights Agreement, dated as of November 1, 2001, as amended by the Amendment to Amended and Restated Stockholder Protection Rights Agreement dated as of March 29, 2006 (the “Agreement”);
     WHEREAS, as of the date of this Amendment the Flip-in Date (as defined in the Agreement) has not occurred;
     WHEREAS, Section 5.4 of the Agreement provides that the Agreement may be amended at the direction of the Company without the approval of the holders of Rights at any time prior to the Flip-in Date;
     WHEREAS, the Company hereby certifies to the Agent that this Amendment is in compliance with Section 5.4 of the Agreement;
     WHEREAS, the Company proposes to enter into that certain Agreement and Plan of Merger by and among Blackberry Holding Corporation, a Delaware corporation (“Parent”), Blackberry Merger Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent (“Purchaser”) and the Company, dated on or about October 28, 2007, as may be amended from time to time in accordance with its terms (the “Merger Agreement”), pursuant to which Purchaser will be merged with and into the Company, with the Company continuing as the surviving corporation and wholly-owned subsidiary of Parent; and
     WHEREAS, the Board of Directors of the Company has determined that an amendment to the Agreement as set forth herein is necessary and desirable in connection with the foregoing.
     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Agent hereby agree as follows:

     1. Defined Terms. All capitalized terms used, but not defined, in this Amendment shall have the meanings given to such terms in the Agreement.
     2. Additional Defined Terms. Section 1.1 of the Agreement is hereby amended to add thereto the following defined terms:
     “‘Merger’ shall mean the merger of Purchaser with and into the Company pursuant to the terms of the Merger Agreement.”
     “‘Merger Agreement’ shall mean that certain Agreement and Plan of Merger dated as of October 28, 2007, by and among the Company, Parent and Purchaser, as it may be amended from time to time.”
     “‘Parent’ shall mean Blackberry Holding Corporation, a Delaware corporation.”
     “‘Purchaser’ shall mean Blackberry Merger Corporation, a Delaware corporation.”
     3. Acquiring Person. The definition of “Acquiring Person” set forth in Section 1.1 of the Agreement shall be deleted and replaced in its entirety with the following:
     “‘Acquiring Person’ shall mean any Person who is a Beneficial Owner of 15% or more of the outstanding shares of Common Stock; provided, however, that the term ‘Acquiring Person’ shall not include any Person (i) who shall become the Beneficial Owner of 15% or more of the outstanding shares of Common Stock solely as a result of an acquisition by the Company of shares of Common Stock, until such time thereafter as such Persons shall become the Beneficial Owner (other than by means of a stock dividend or stock split) of any additional shares of Common Stock, (ii) who is the Beneficial Owner of 15% or more of the outstanding shares of Common Stock but who acquired Beneficial Ownership of shares of Common Stock without any plan or intention to seek or affect control of the Company, if such Person promptly enters into an irrevocable commitment promptly to divest, and thereafter promptly divests (without exercising or retaining any power, including voting, with respect to such shares), sufficient shares of Common Stock (or securities convertible into, exchangeable into or exercisable for Common Stock) so that such Person ceases to be the Beneficial Owner of 15% or more of the outstanding shares of Common Stock or (iii) who Beneficially Owns shares of Common Stock consisting solely of one or more of (A) shares of Common Stock Beneficially Owned pursuant to the grant or exercise of an option granted to such Person by the Company in connection with an agreement to merge with, or acquire, the Company at a time at which there is no Acquiring Person, (B) shares of Common Stock (or securities convertible into, exchangeable into or exercisable for Common Stock), Beneficially Owned by such Person or its Affiliates or Associates at the time of grant of such option or (C) shares of Common Stock (or securities convertible into, exchangeable into or exercisable for Common Stock) acquired by Affiliates or Associates of such Person after the time of such grant which, in the aggregate, amount to less than 1% of the outstanding shares of Common Stock. In addition, the Company, any wholly-owned Subsidiary of the Company and any employee stock ownership or other employee benefit plan of the Company or a wholly-owned Subsidiary of the Company shall not be an Acquiring Person. Notwithstanding anything in this Agreement to the contrary, (i) solely for purposes of determining the amount of Common Stock Beneficially Owned by EarthLink, Inc., a Delaware corporation, or its Affiliates or Associates (collectively, “EarthLink”), any Common Stock consisting solely of Primary Shares or Underlying Shares (each, as defined in that certain Purchase Agreement, dated March 15, 2006, among the Company, Covad Communications Company, a California corporation and a wholly-owned subsidiary of the Company, and Earthlink) or any shares of Common Stock received in respect of such Primary Shares or Underlying Shares pursuant to a stock split, dividend, recapitalization, merger or similar transaction (collectively, “Phase I Shares”) shall be disregarded for so long as such Phase I Shares are the only shares of Common Stock Beneficially Owned by EarthLink and (ii) neither Parent nor Purchaser nor any of their existing or future Affiliates or Associates shall be or become an Acquiring Person solely by reason of (A) the approval, announcement, execution, delivery, or amendment of the Merger Agreement, (B) the consummation of the Merger, or (C) the consummation of any other transaction contemplated by the Merger Agreement.”
     4. Flip-over Transaction or Event. The definition of “Flip-over Transaction or Event” set forth in Section 1.1 of the Agreement shall be amended by adding the following sentence at the end of such definition:
     “Notwithstanding the foregoing, a Flip-over Transaction or Event shall not be deemed to have occurred by reason of (A) the approval, announcement, execution, delivery or amendment of the Merger Agreement, (B) the consummation of the Merger, or (C) the consummation of any other transaction contemplated by the Merger Agreement.”
     5. Stock Acquisition Date. The definition of “Stock Acquisition Date” set forth in Section 1.1 of the Agreement shall be amended by adding the following sentence at the end of such definition:
     “Notwithstanding the foregoing, a Stock Acquisition Date shall not be deemed to have occurred by reason of (A) the approval, announcement, execution, delivery or amendment of the Merger Agreement, (B) the consummation of the Merger, or (C) the consummation of any other transaction contemplated by the Merger Agreement.”
     6. Expiration Time. The definition of “Expiration Time” set forth in Section 1.1 of the Agreement shall be amended by deleting the word “and” immediately preceding clause (iv) and adding the following at the end of clause (iv):
     “and (v) immediately prior to the Effective Time (as defined in the Merger Agreement).”
     7. Effectiveness. This Amendment shall be deemed effective as of immediately prior to the execution and delivery of the Merger Agreement.
     8. Termination of Merger Agreement. If for any reason the Merger Agreement is terminated, then this Amendment shall be of no further force or effect and the Agreement shall remain exactly the same as it existed immediately prior to the effectiveness of this Amendment.

     9. Waiver of Notice or Certificate Requirements. The Company and Agent hereby waive any notice or certificate requirements under the Agreement with respect to matters covered by this Amendment.
     10. Governing Law. This Amendment shall be governed and construed in accordance with the internal laws of the State of Delaware without regard to the choice-of-law or conflict-of-laws principles of any jurisdiction; provided, however, that all provisions regarding the rights, duties and obligations of the Agent shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.
     11. Entire Agreement. This Amendment and the Agreement shall constitute the entire understanding and agreement between the Company and the Agent with regard to the subjects hereof and thereof.
     12. No Other Modification. Except as set forth in this Amendment, the terms and conditions of the Agreement shall remain in full force and effect.
     13. Counterparts. This Amendment may be executed in multiple counterparts or originals, and by the different parties hereto in separate counterparts or multiple originals, each of which when executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
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     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first written above.

COVAD COMMUNICATIONS GROUP, INC.

By:	/s/ Charles Hoffman
Name: Charles Hoffman
Title: President and Chief Executive Officer

Attest:

By:	/s/ Thaddeus Stephens
Name: Thaddeus Stephens
Title: V.P., Legal and Corporate Affairs

MELLON INVESTOR SERVICES LLC

By:	/s/ Asa Drew
Name: Asa Drew
Title: Relationship Manager

Attest:

By:	/s/ Sharon Madgison
Name: Sharon Madgison
Title: Relationship Manager

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